Boppers Holdings, Inc.
                  (A Development Stage Company)

                           Balance Sheet
                               as of
                           June 30, 2000
                                and
                       December 31, 1999

                                and

                     Statement of Operations,
          Statement of Changes in Stockholders' Equity,
                                 and
                       Statement of Cash Flows

                 for the Six Months Ending June 30, 2000,
                  for the Year Ending December 31, 1999,
      and for the Period July 15, 1997 (Inception) to June 30, 2000

                                 and

                     Proforma Combined Balance Sheet
          for Boppers Holdings, Inc. and Plainview Laboratories, Inc.
                                 as of
                            June 30, 2000

                                  and

               Proforma Combined Statement of Operations for Boppers Holdings, Inc. and Plainview Laboratories, Inc.
                for the Six Months Ending June 30, 2000
      and for the Period July 15, 1997 (Inception) to June 30, 2000

<CAPTON>

TABLE OF CONTENTS

                                                                 Page
Independent Auditor's Report                                      F-1

Balance Sheet                                                     F-2

Statement of Operations                                           F-3

Statement of Changes in Stockholders' Equity                      F-4

Statement of Cash Flows                                           F-5

Proforma Combined Balance Sheet                                   F-6

Proforma Combined Statement of Operations                         F-7

Notes to Financial Statements                                     F-8



G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                330 E. Warm Springs
                                                Las Vegas, NV 89119
                                                702.528.1984
                                                425.928.2877efax



                     INDEPENDENT AUDITOR'S REPORT
                     ----------------------------

Board of Directors
Boppers Holdings, Inc.
(a development stage company)
Las Vegas, NV

I have audited he balance sheets of Boppers Holdings, Inc. (a Nevada corporation) (a development stage company), as of June 30, 2000 and December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the six months ending June 30, 2000, for the year ending December 31, 1999, and for the period July 15, 1997 (Inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boppers Holdings, Inc. (a development stage company) as of June 30, 2000 and December 31, 1999, and the results of its operations, changes in stockholders' equity, and cash flows for the six months ending June 30, 2000, for the year ending December 31, 1999, and for the period July 15, 1997 (Inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ G. Brad Beckstead
---------------------
August 16, 2000

                         Boppers Holdings, Inc.
                     (a Development Stage Company)
                              Balance Sheet
                  June 30, 2000 and December 31, 1999,


BALANCE SHEET

                                                    June 30       December 31
                                                      2000           2000
                                                    -------       -----------
Assets
Current assets

   Cash                                            $     48       $      -



Total Assets                                       $      48      $      -

Liabilities and Stockholders' Equity

Liabilities                                        $       -      $      -

Stockholders' Equity
   Common stock, $0.001 par value
   25,000,000 shares authorized
   562,475 shares issued
   and outstanding                                       562           562


Additional paid-in capital                             4,996         4,896

Deficit                                               (5,510)       (5,458)

   Total stockholders' equity                             48             -

Total Liabilities and Stockholders' Equity         $      48      $      -
                                                   =========      ========

                         Boppers Holdings, Inc.
                     (a Development Stage Company)
                        Statement of Operations
                 For the Six Months Ending June 30, 2000,
                  For the Year Ending December 31, 1999,
       and for the Period July 15, 1997 (Inception) to June 30, 2000



STATEMENT OF OPERATIONS

                        Six Months     Year          July 15, 1997
                        Ending         Ending        (Inception) to
                        June 30,       December 31,   June 30,
                        2000           1999           2000
Revenue                 $    -         $     -         $    -

General and
administrative
expenses                     52              -           5,510

Net loss                $   (52)       $     -         $(5,510)

Weighted average
number of common
shares outstanding       562,475       562,475         509,976

Net loss per share      $      -       $     -         $     -


                                   F-3

                           Boppers Holdings, Inc.
                       (a Development Stage Company)
              Statement of Changes in Stockholders' Equity
                             For the Period
             July 15, 1997 (Date of Inception) to June 30, 2000


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                       Deficit
                        Common Stock                 Accumulated
                        ------------      Additional   During     Total
                                          Paid-in    Development  Stockholders'
                       Shares  Amount     Capital    Stage        Equity
July 15, 1997
Issued for cash        97,987  $  98      $    -     $           $    98

August 6, 1998
Issued for cash       10,000      10       4,990                   5,000

August 29, 1997
7.5 to 1 forward
stock split          701,915     702       (702)                       -

November 26, 1997
1-to-4 reverse
stock split         (607,427)   (608)                                  -

December 31, 1997
Issued for services  360,000     360          -                      360

Net loss
December 31, 1997                                       (5,458)   (5,458)

Balance as of
December 31, 1997    562,475     562        4,896       (5,458)        -

Net income
December 31, 1998                                           -          -

Balance as of
December 31, 1998    562,475     562        4,896       (5,458)        -


Net income
December 31, 1999                                           -          -


Balance as of
December 31, 1999   562,475     562        4,896       (5,458)         -

April 30, 2000
Cash received
from stockholder                                          100        100

June 30, 2000
Net Loss                                                  (52)       (52)

Balance as of
June 30, 2000        562,475  $ 562    $   4,996     $ (5,510)    $   48


                          Boppers Holdings, Inc.
                     (a Development Stage Company)
                         Statement of Cash Flows
                For the Six Months Ending June 30, 2000,
                 For the Year Ending December 31, 1999
     and for the Period July 15, 1997 (Inception) to June 30, 2000


STATEMENT OF CASH FLOWS


                                           Six Months    Year   July 15, 1997
                                           Ending        Ending (Inception) to
                                           June 30,      Dec. 31,   June 30,
                                           2000          1999        2000
                                          ------------------------------------
Cash flows from operating activities

Net loss                                  $  (52)   $       -     $  (5,510)

Adjustment to reconcile net income
to net cash used                               -            -           360

Net cash used by operating activities        (52)           -        (5,150)

Cash flows from investing activities

Net cash provided (used)
   by investing activities                     -            -             -



Cash flows from financing activities:

Issuance of capital stock                                            5,098

Contributed capital received              100                          100


Net cash provided by
  financing activities                    100                        5,198

Net (decrease) increase in cash            48                           48

Cash - beginning                            -            -               -

Cash - ending                         $    48     $      -        $     48

Supplemental disclosures

Interest paid                         $           $               $

Income taxes paid                     $           $               $

Non cash financing activities:

Common stock increased due
to stock splits                       $           $               $    94

Additional paid in capital
reduced due
to stock splits                                                       (94)


Common stock issued in exchange for
Expenses paid                                                         360

Total                                 $           $               $   360


                                 Boppers Holdings, Inc.
                             (A Development Stage Company
                                    (unaudited)
                         Proforma Combined Balance Sheet
                                   June 30, 2000

PROFORMA COMBINED BALANCE SHEET


                           Boppers         Plainview               Proforma
                           Holdings, Inc.  Labs, Inc.  Adjustment  Combined
Assets

  Cash                     $      48       $   858    $    -       $   906

Total Assets               $      48       $   858    $    -       $   906


Liabilities and Stockholder' Equity

Liabilities                $      -        $     -    $    -       $    -

Preferred stock, $0.001
par value, 5,000,000
shares authorized,
zero shares issued
and outstanding


Common stock, $0.001
par value, 25,000,000
shares authorized,
562,475 shares issued
and outstanding                      562                               562


Common stock, $0.001
par value, 20,000,000
shares authorized,
1,000,000 shares issued
and outstanding                                 1,000     (1,000)


Additional
Paid-in capital                     4,996                  1,000     5,996

Deficit                            (5,510)      (142)               (5,652)

Total stockholders' equity                                             906

Total Liabilities
and Stockholders' Equity         $          $          $         $     906


                            Boppers Holdings, Inc.
                       (A Development Stage Company
                              (unaudited)
               Proforma Combined Statement of Operations
                For the Six Months Ending June 30, 2000
      and for the Period July 15, 1997 (Inception) to June 30, 2000


PROFORMA COMBINED STATEMENT OF OPERATIONS
                                                                     Combined
                                                                  July 15, 1997
                           Boppers   Plainview                      (Inception)
                           Holdings, Labs,                Proforma   June 30,
                           Inc.      Inc.    Adjustment   Combined   2000
Revenue                   $      -      $     -    $     -   $    -    $     -

General and
administrative
expenses                        52          142         -       194      5,652

Net loss                  $    (52)    $   (142)  $     -   $  (194)  $ (5,652)

Weighed average
number of common
shares outstanding          562,475    1,000,000  (1,000,000)  562,475  562,475


Net loss per share        $      -     $      -   $     -   $     -   $      -



                      Boppers Holdings, Inc.
                 (a Development Stage Company)
                 Notes to Financial Statements
                         June 30, 2000


Note 1 - History and organization of the company

The Company was organized on July 15, 1997 (Date of Inception) under the laws of the State of Nevada, as Boppers Holdings, Inc. The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Accounting policies and procedures have not been determined except as follows:

Accounting method
-----------------
The Company reports income and expenses on the accrual method.

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2000.

Reporting on the costs of start-up activities
---------------------------------------------
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been no material effect on the Company's financial statements.

Loss per share
--------------
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of June 30, 2000, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Year end
--------

The Company has adopted December 31 as its fiscal year end.

                      Boppers Holdings, Inc.
                 (a Development Stage Company)
                 Notes to Financial Statements
                         June 30, 2000


Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. There is no provision for income taxes for the period ended June 30, 2000 due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations.



Note 4 - Stockholder's equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

On July 15, 1997, the Company issued 97,987 shares of its $0.001 par value common stock to its founding stockholders.

On August 6, 1997, the Company sold 10,000 shares of its $0.001 par value common stock in exchange for cash in the amount of $10,000. $10 is considered common stock and $4,990 is considered additional paid-in capital.

On August 29, 1997, the board of directors authorized a 7.5 to 1 forward stock split of its $0.001 par value common stock. The effect of the transaction increased the issued and outstanding common stock by 701,915 shares, increased the value of the common stock by $702, and decreased the value of the additional paid-in capital by $702.

On November 26, 1997, the board of directors authorized a 4 to 1 reverse stock split of its $0.001 par value common stock. The effect of the transaction decreased the issued and outstanding common stock by 607,427 shares, decreased the value of the common stock by $608, and increased the value of the additional paid-in capital by $608.

On December 31, 1997, the Company issued 360,000 shares of its $0.001 par value common stock in exchange for services rendered to the Company valued at $360.

On April 30, 2000, the Company received $100 from a stockholder. The amount is considered additional paid-in capital.

There have been no other issuances of common stock.

Note 5 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. Certain stockholders have committed to contribute sufficient capital to cover the Company's operating expenses. The amounts provided are considered additional paid-in capital.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                      Boppers Holdings, Inc.
                 (a Development Stage Company)
                 Notes to Financial Statements
                         June 30, 2000

Note 6 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

The Company does not own, lease, or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.